EXHIBIT 23.1




                         INDEPENDENT AUDITORS CONSENT




We hereby consent to the incorporation by reference in this Registration Statement of James River Bankshares, Inc. on Form S-8 of our report dated January 30, 1998, incorporated by reference in James River Bankshares, Inc.'s 1997 Annual Report on Form 10-K and appearing in James River Bankshares, Inc.'s 1997 Annual Report to Shareholders.


/s/ Goodman & Company, L.L.P.

Petersburg, Virginia
August 4, 1998